Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-21142 on Form S-8 of our reports dated February 5, 1999 (March 4, 1999 as to
Note 12 of the Consolidated Financial Statements) appearing in this Annual Report on Form 10-K of Watkins-Johnson Company for the year ended December 31, 1998.



Deloitte & Touche LLP
San Jose, California
March 11, 1999

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